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                                  EXHIBIT 10.1

                      MARTHA STEWART LIVING OMNIMEDIA, INC.
                        2002 EXECUTIVE SEVERANCE PAY PLAN

Martha Stewart Living Omnimedia, Inc. hereby adopts this Martha Stewart Living Omnimedia, Inc. 2002 Executive Severance Pay Plan (the "Plan") effective as of August 9, 2002.

The purpose of the Plan is to better provide for the retention of key executives through providing them with a higher degree of financial security, on the terms and conditions hereinafter stated. The Plan is intended to be a severance pay plan governed by Title I of the Employee Retirement Income Security Act of 1974, as amended, primarily for the purpose of providing benefits for a select group of management or highly compensated employees. All benefits under the Plan will be paid solely from the general assets of the Company.

                                    ARTICLE I

                                   Definitions

"Bonus Benefit" has the meaning given in Section 2.06 of this Plan.

"Company" means Martha Stewart Living Omnimedia, Inc.

"Denial Notice" has the meaning set forth in Section 4.03(2) of this Plan.

"Disability" means a Total Disability under the Company's long-term disability insurance policy, or such comparable term under any successor policy which the Company may secure after the date hereof, as interpreted by the Plan Administrator.

"Effective Date" means August 9, 2002.

"Eligible Participant" has the meaning given in Section 2.02 of this Plan.

"Employment Severance Date" means the date of termination of employment of a Participant.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Good Reason" shall have the meaning given in Section 3.01 of this Plan.

"Involuntary Termination for Cause" has the meaning given in Section 3.02 of this Plan.

"Involuntary Termination for Disability" means any termination of a Participant's employment with the Company initiated by the Company as a result of such Participant's disability.

"Participant" means any eligible executive who is made a participant in the Plan by action of the Plan Administrator as specified herein.

"Plan" means The Martha Stewart Living Omnimedia, Inc. 2002 Executive Severance Pay Plan.

"Plan Administrator" means the Compensation and Management Development Committee of the Board of Directors of the Company, or, if such Board of Directors so determines, another committee of the Board or the Board itself.

"Qualifying Involuntary Termination" means any termination of a Participant's employment with the


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Company initiated by the Company other than an Involuntary Termination for Cause or an Involuntary Termination for Disability.

"Termination for Cause" has the meaning given in Section 3.02 of the Plan.

"Voluntary Termination for Good Reason" has the meaning given in Section 3.01 of this Plan.

"Voluntary Termination without Good Reason" means any termination of employment initiated by a Participant other than a Voluntary Termination for Good Reason.

                                   ARTICLE II

                      Eligibility; Participation; Benefits

Section 2.01. Participation in the Plan. The Plan Administrator may designate any executive of the Company to be a Participant, and may vary the terms of a Participant's participation on a case by case basis. Promptly following such designation, each Participant shall be notified of his or her participation in a formal communication from the Plan Administrator or the Company, provided that any variation in the terms of a Participant's participation from the default terms of this Plan shall be clearly explained to the Participant in such communication. Participation in the Plan shall be determined in the Plan Administrator's sole discretion. Once participant has commenced, a Participant shall remain a Participant until the first to occur of (i) the termination of his or her employment under circumstances not giving rise to a right to severance benefits under the Plan, (ii) the completion of the delivery of all severance benefits under the Plan following the termination of his or her employment under circumstances giving rise to a right to such benefits, and (iii) the termination or expiration of the Plan pursuant to Article V before termination of the Participant's employment or the giving of notice by a Participant under Section 3.01 hereof.

Section 2.02. Benefits Eligibility. A Participant shall become entitled to a severance benefit in the event he or she experiences a Voluntary Termination For Good Reason or a Qualifying Involuntary Termination, provided that all of the conditions set forth in Section 2.03 are satisfied and the termination is not described in Section 2.04. Any Participant who becomes so entitled shall be deemed an "Eligible Participant."

Section 2.03. Conditions. As conditions to entitlement of each Participant to severance benefits under this Plan, such Participant must, following the Employment Severance Date, (i) execute, and not revoke, a Waiver and Release of Claims Form pursuant to
                  Section 6.01 of the Plan; (ii) return to the Company all property of the Company held by such Participant, (iii) reaffirm in writing such Participant's agreement to abide by the confidentiality agreement entered into by such Participant in connection with such Participant's employment with the Company or, if no such agreement exists, enter into an agreement in form and substance comparable to that typically entered into by comparably situated executives upon commencing employment with the Company, (iv) reasonably cooperate with the Company to complete the transition of matters with which such Participant is familiar or responsible to other executives or employees and to make himself or herself reasonably available to answer questions or assist in matters which may require attention after such Participant's Employment Severance Date, and (v) execute and deliver to the Company a certificate attesting to the satisfaction of such of the foregoing conditions as the Plan Administrator may, in its sole discretion, require.

Section 2.04. Ineligible Terminations of Employment. A Participant will not be eligible for a severance benefit under this Plan if his or her employment with the Company terminates for any one of the following reasons:


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                  1) death of the Participant;

                  2) Involuntary Termination for Disability;

                  3) Voluntary Termination without Good Reason; or

                  4) Involuntary Termination for Cause.

Section 2.05. Amount of Severance Payment. An Eligible Participant shall receive (i) continued payment of his or her base salary during the period from the Employment Severance Date until the second anniversary of his or her Employment Severance Date, at the rate in effect as of his or her Employment Severance Date; provided, that during the twelve-month period beginning on the first anniversary of his or her Employment Severance Date the amount of such continued base salary shall be reduced (but not below zero) by the amount of the base salary earned and any other guaranteed cash compensation (including any guaranteed bonus) earned, if any, from other employment during such twelve-month period (regardless of when paid) and (ii) a one-time bonus payment equal to 100% of such Eligible Participant's target annual bonus in effect as of his or her Employment Severance Date.

                  For purposes of this Section, no reduction in salary or target annual bonus of a Participant shall be taken into account in determining his or her severance benefits, if such change or reduction formed the basis of a claim for Voluntary Termination for Good Reason or was instituted just prior to, or after, the giving of an employment termination notice by the Company or the Participant.

Section 2.06. Form and Times of Payment. All severance benefits that take the form of continuation of base salary shall be paid according to the Company's regular payroll procedure. Severance benefits that take the form of payment of an Eligible Participant's target annual bonus (a "Bonus Benefit") shall be paid in a lump sum in accordance with the Company's general annual bonus payment schedule first following the Eligible Participant's Employment Severance Date, provided that, if the Company does not pay bonuses generally with respect to the calendar year in which the Employment Severance Date occurs, then such Eligible Participant's Bonus Benefit shall be paid during February of the year following the year in which the Employment Severance Date occurred.

Section 2.07. Benefit Continuation Provisions. An Eligible Participant shall also be entitled to the following severance benefits:

                  1) Health and Life Insurance. The Eligible Participant shall continue to be covered by the Company's health and life insurance plans on the same terms and conditions as apply to similarly situated active employees of the Company, until the earlier of (i) the end of the period during which the Eligible Participant is entitled to salary continuation under Section 2.06 above (without regard to any Offset), and (ii) the date on which the Participant first becomes eligible for benefits of the same type under a plan or plans provided by a subsequent employer.

                  2) Equity Awards. The Eligible Participant shall become immediately vested in, and restrictions shall lapse on, any and all outstanding equity awards of such Eligible Participant, including stock options and restricted stock grants.

                  3) Outplacement benefits. Eligible Participants shall be entitled to reimbursement for outplacement services of his or her choice if utilized in good faith of up to a maximum of $30,000.


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                                   ARTICLE III

                            Termination Of Employment

Section 3.01 Voluntary Termination For Good Reason. If a Participant terminates his or employment with the Company pursuant to the following terms, such termination shall be deemed a "Voluntary Termination for Good Reason":

                  1) Within ninety (90) days after the Participant first learns of an event that constitutes "Good Reason" (as defined below), the Participant gives the Company ninety
                        (90) calendar days' advance written notice of his or her intent to terminate in a Voluntary Termination for Good Reason, which notice sets forth in reasonable detail the facts and circumstances giving rise to the Good Reason on which such termination shall be based; and

                  2) The Company fails to remedy the facts and circumstances giving rise to such Good Reason in a prompt and responsive fashion taking into account such facts and circumstances, but in any rate within such ninety-day period, provided that (i) if a fact, event or circumstance is by its nature not subject to remedy, the discontinuance of such fact, event or circumstance on a prospective basis shall be deemed a cure thereof, and
                        (ii) in the event the Company takes deliberate actions with respect to a Participant that repeatedly give rise to Good Reasons which the Company subsequently cures, the Company shall forfeit the ability to cure such Good Reasons with respect to such Participant.

                  "Good Reason" shall mean, without the Participant's express prior written consent, the occurrence of any one or more of the following:

                  (a) a material reduction or material adverse alteration in the Participant's position, title, duties, or responsibilities from those in effect as of the Effective Date (or as subsequently amended with the consent of the Participant);

                  (b) the Company's requiring the Participant to be based at a location in excess of thirty-five (35) miles from the location of the Participant's principal job location or office as of the Effective Date, except for required travel on the Company's business to an extent substantially consistent with the Participant's present business obligations, provided that any re-assignment from the Company's Westport, CT facilities to its New York City facilities, or vice versa, shall not violate this provision if there is a reasonable business justification for the re-assignment;

                  (c) a reduction by the Company of the Participant's Base Salary or target annual bonus percentage as in effect on the Effective Date, or as the same shall be increased from time to time;

                  (d) the failure of the Company to provide the Participant with employee benefits that are at least as favorable as those provided to other similarly situated executives of the Company from time to time; and

                  (e) the failure of the Company to comply with the requirements of Section 5.03 below.

                  The Participant's right to terminate employment in a Voluntary Termination for Good Reason shall not be affected by the Participant's incapacity due to physical or mental illness. Subject to the requirements set forth above, the Participant's continued


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                  employment shall not constitute a consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

Section 3.02. Involuntary Termination For Cause. If the Plan Administrator, in the exercise of good faith and reasonable judgment, and after giving the Participant notice and an opportunity to be heard by the Plan Administrator, determines that any of the following has occurred, and the Participant is terminated accordingly, it shall be deemed a "Termination for Cause":

                  1) the Participant has failed to perform his or her material duties to the Company after written notice and a reasonable opportunity to cure;

                  2) the Participant has engaged in willful, intentional misconduct that has resulted in material damage to the Company's business or reputation;

                  3)    the Participant has been convicted of a felony;

                  4) the Participant has engaged in fraud against MSO or misappropriated MSO property (other than incidental property); or

                  5) the Participant has failed to comply with the Company's employment policies and rules after written notice and a reasonable opportunity to cure, provided that, pursuant to the standard policies of the Company in effect at the time, whether or not such policies are written, and any disciplinary procedures set forth therein or commonly followed, such failure to comply with such employment policies and rules would otherwise give rise to termination.

                                   ARTICLE IV

                           Administration of the Plan

Section 4.01. Administrator. The general administration of the Plan and the responsibility for carrying out the provisions of the Plan will be placed with the Plan Administrator. The Plan Administrator may be notified at the following address:

                  Martha Stewart Living Omnimedia, Inc.
                  11 West 42nd Street
                  New York, New York  10036
                  Attention: Plan Administrator
                      c/o General Counsel

Section 4.02. Duties and Powers. The Plan Administrator will have all powers necessary and or helpful to administering the Plan in all its details. This authority includes, but is not limited to, determining eligibility for participation and, where clearly stated in the designation of Plan participation and subsequently in the notice to a Participant of Plan participation, varying the terms of the Plan with respect to a particular Participant; making rules and regulations for the administration of the Plan that are consistent with the terms and provisions of the Plan; construing all terms, provisions, conditions, and limitations of the Plan, and resolving ambiguities, correcting deficiencies, and supplying omissions; determining all questions arising out of, or in connection with, cases in which the Plan Administrator deems such a determination advisable. The Plan Administrator shall have the full discretion to exercise the powers conferred by this Plan, and all such acts and determinations will be final, binding, and conclusive upon all interested parties. The Plan Administrator shall also have the authority to designate other individuals to exercise the powers of the Plan Administrator on its behalf.


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Section 4.03.     Claims Procedures.

                  1) All claims for benefits shall be in writing and shall be filed with the Plan Administrator.

                  2) The Plan Administrator shall determine whether or not to accept a claim for benefit within 60 days after receiving it. If the Plan Administrator wholly or partially denies a Participant's claim for benefits, the Plan Administrator shall as promptly as practicable give the claimant written notice of such denial (a "Denial Notice"), setting forth:

            (a)   The specific reason(s) for the denial;

            (b) Specific reference to pertinent Plan provisions on which the denial is based;

            (c) A description of any additional material or information which must be submitted to perfect the claim, and an explanation of why such material or information is necessary; and

            (d)   An explanation of the Plan's review procedure as set forth in
                  Section 4.03(3) below.

                  3) If a Participant wishes to contest the denial or partial denial of a claim for benefits under the Plan, he or she shall so notify the Plan Administrator in writing within 30 days after receiving the Denial Notice. The Participant shall have a period of 60 days from the date he or she receives the Denial Notice to submit to the Plan Administrator written materials or information in support of his or her claim (which shall include any materials or information requested in the Denial Notice), and if the Participant so requests, the Plan Administrator shall afford the Participant the opportunity, before the end of such 60-day period, to meet with the Plan Administrator to discuss his or her claim. The Plan Administrator shall make a final determination with respect to such claim within 30 days following the end of such 60-day period, and shall notify the Participant of such decision as promptly as practicable.

                                    ARTICLE V

                   Plan Amendment and Termination; Successors

Section 5.01. Amendment and Termination. The Plan, and any part thereof, is subject to amendment, waiver, or individual adjustment by the Plan Administrator at any time and from time to time, for any reason, provided that no such amendment, waiver, adjustment or termination shall decrease or otherwise adversely affect the rights or entitlements possessed by a Participant, whether prior to or after such Participant's Employment Severance Date, and whether with respect to benefits under the Plan to which a Participant is then entitled or with respect to which such Participant may become entitled upon a Voluntary Termination for Good Reason of a Qualifying Involuntary Termination, without such Participant's written consent.

Section 5.02.     Plan Expiration. The Plan shall expire on December 31,
                  2004. No terminations of employment for Participants occurring after such expiration shall give rise to any rights to severance benefits under the Plan, but such expiration shall have no effect on severance payments and benefits to which an Eligible Participant whose Employment Severance Date occurs on or prior to such date are entitled.

Section 5.03 Successors. The Company shall cause this Plan to be assumed by any successor of the Company, whether such succession occurs by merger, asset acquisition, or otherwise.


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Section 5.04      Governing Law. This Plan shall be governed by the laws of the
                  State of Delaware.

                                   ARTICLE VI

                        Waiver and Release of Claims Form

Section 6.01. Signing the Waiver and Release Form. To receive severance benefits under the Plan, an Eligible Participant must sign, and not revoke, a Waiver and Release of Claims in the form attached hereto as Exhibit A, with such changes thereto as the Company shall reasonably provide.

                               [Exhibit A Omitted]


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